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Exhibit No. 10(F)

                           THE PROGRESSIVE CORPORATION
                              2004 GAINSHARING PLAN

1. The Progressive Corporation and its subsidiaries (collectively "Progressive" or the "Company") have adopted The Progressive Corporation 2004 Gainsharing Plan (the "Plan") as part of their overall compensation program. The Plan is performance-based and is administered under the direction of the Compensation Committee of the Board of Directors of The Progressive Corporation (the "Committee").

2. Plan participants for each Plan year shall be selected by the Committee from those officers and regular employees of Progressive who are assigned primarily to the Core Business (as defined below), another operating business unit or a corporate support function. The gainsharing opportunity, if any, for those executive officers who participate in The Progressive Corporation 2004 Executive Bonus Plan ("Executive Plan") will be provided by and be a component of that plan, although participants in the Executive Plan may also participate in this Plan if and to the extent determined by the Committee. Plan years will coincide with Progressive's fiscal years.

3. Annual Gainsharing Payments under the Plan will be determined by application of the following formula:

        Annual Gainsharing Payment = Paid Earnings x Target Percentage x
                               Performance Factor

4. Paid Earnings for any Plan year means the following items paid to a participant during the Plan year: (a) regular, used Earned Time Benefit, sick, holiday, funeral and overtime pay, and (b) retroactive payments of any of the foregoing items relating to the same Plan year.

         For purposes of the Plan, Paid Earnings shall not include any short-term or long-term disability payments made to the participant, the earnings replacement component of any worker's compensation award, any lump sum merit award, payments from the merit cash pool or any other bonus or incentive compensation awards and unused Earned Time Benefit.

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         Notwithstanding the foregoing, if the sum of the regular, used Earned
         Time Benefit, sick, holiday and funeral pay received by a participant for a Plan year exceeds his/her salary range maximum for the Plan year (determined on an individual pay period basis as of the end of the 24th pay period), then his/her Paid Earnings for that Plan year shall equal his/her salary range maximum, plus any of the following items received by such participant for that Plan year: (a) overtime pay, and (b) retroactive payments of regular, used Earned Time Benefit, sick, holiday, overtime and funeral pay relating to that Plan year.

5. Target Percentages vary by position. Target Percentages for Plan participants typically are as follows:

                         POSITION                                       TARGET %
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
Senior Executives, Executive Level Managers and Business Leaders         60-135%
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Directors of Large Functional Areas                                       45-60%
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Senior Managers                                                           35-45%
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Middle Managers                                                           15-35%
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Senior Professionals and Entry Level Managers                              9-15%
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Administrative Support and Entry Level Professionals                        0-8%
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

         Target Percentages will be established within the above ranges by, and may be changed with the approval of the following officers of The Progressive Corporation (collectively, the "Designated Executives"):
         (a) the Chief Executive Officer, and (b) either the Chief Human Resource Officer or the Chief Financial Officer. Target Percentages also may be changed from year to year by the Designated Executives.

6.       The Performance Factor

         A.       General

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                  The Performance Factor shall consist of one or more
                  Profitability and Growth Components, as described below ("Performance Components"). The Performance Components may be weighted to reflect the nature of the individual participant's assigned responsibilities. The weighting factors may differ among participants and will be determined, and may be changed from year to year, by or under the direction of the Committee.

         B.       Profitability and Growth Components

                  The Profitability and Growth Components measure the overall operating performance of Progressive's Core Business (including the Agency Business Segment, the Direct Business Segment and the Commercial Auto Business Segment, but excluding Midland Financial Group, Inc.), or a designated Business Segment or Sub-Unit thereof, for the Plan year for which an Annual Gainsharing Payment is to be made. For purposes of computing a Performance Score for these Components, operating performance results are measured by one or more Performance Matrices, as established by or under the direction of the Committee for the Plan year, which assign a Performance Score to various combinations of profitability and growth outcomes. Except as provided below, under the Performance Matrices, profitability is measured by the GAAP Combined Ratio and growth is based on the year-to-year change in Net Earned Premiums.

                  For 2004, and for each Plan year thereafter until otherwise determined by the Committee, separate Performance Scores will be determined, and separate Gainsharing Matrices will be used, for the Agency Business Segment, the Direct Business Segment and the Commercial Auto Business Segment. For purposes hereof, the Agency Business Segment includes Agency Auto (including Strategic Alliances Agency Auto) and Agency Special Lines. The Direct Business Segment includes Auto Pro (including Strategic Alliances Direct Auto), Internet and Direct Special Lines. For purposes of this Plan, the Midland Financial Group, Inc.'s results are excluded from the Agency, Direct and Commercial Auto Business Segments and, thus, from Core Business results. Net operating gains/losses from other Core products, if any, will be apportioned among the Agency, Direct and Commercial Auto Business Segments in accordance with the respective amount(s) of Net Earned Premiums generated by such products in each such Business Segment and the apportioned gains/losses will be included in the calculation of the Combined Ratio.

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                  The GAAP Combined Ratio will be separately determined for each of the Agency Business Segment, the Direct Business Segment and the Commercial Auto Business Segment, and for any designated Sub-Unit thereof (e.g., in the Agency Business Segment, performance may also be separately measured for each geographic region). The GAAP Combined Ratio of each such Business Segment or Sub-Unit will then be matched with growth in Net Earned Premiums for such Business Segment or Sub-Unit, using the applicable Gainsharing Matrix, to determine a Performance Score ("Standard Performance Computation").

                  For 2004 and for each Plan year thereafter until otherwise determined by the Committee, a portion of the Annual Gainsharing Payment earned by members of the Direct Business Leadership Group (as defined below) will be determined by measuring operating results achieved by the Direct Business Segment in terms of certain modified profitability and growth criteria (as described below) and by comparing the results against pre-established targets that are set forth in a performance matrix approved by the Committee ("Modified Performance Computation"). The Modified Performance Computation will apply only to members of the Direct Business Leadership Group and only as and to the extent set forth below.

                  The Direct Business Leadership Group includes the Direct Business Leader, the IT Director for the Direct Business Segment and all other employees assigned primarily to the Direct Business Segment who are eligible to participate in the Company's equity incentive plans.

                  For purposes of the Modified Performance Computation:

                  (a) profitability is measured by the variance between (i) the
                      GAAP Combined Ratio for premium earned during the Plan year with respect to new private passenger auto policies written by the Direct Business Segment, and (ii) a target Combined Ratio, which is adjusted quarterly to reflect the then current pricing targets established and business mix (i.e. the percentage of new business earned in each risk tier) for that product; and

                  (b) growth is measured by the year-to-year change in Lifetime
                      Earned Premium (as defined below) for private passenger auto business written by the Direct Business Segment. Lifetime Earned Premium is the amount of earned premium that the

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                      Company expects to generate over time with respect to
                      policies written during a given Plan year or the previous calendar year, as applicable (including any subsequent renewals thereof), which is determined by a combination of historical experience and statistical analysis.

         C.       Component Weighting

                  For most participants, the Performance Factor will be determined solely by the performance results for the Core Business, consisting of the Agency, Direct and Commercial Auto Business Segments. The Performance Score for each such Business Segment will be separately determined, as described above, by application of the Standard Performance Computation and the appropriate Gainsharing Matrix. The resulting Performance Scores for each of the Agency, Direct and Commercial Auto Business Segments will then be multiplied by a weighting factor (based on the percentage of Net Earned Premiums generated by each such Business Segment during the Plan year), the weighted Performance Scores will be combined and the sum of the weighted Performance Scores will be the Performance Score for the Core Business.

                  As noted above, for most participants, the Performance Factor will be the Performance Score for the Core Business. For certain employees designated by or under the direction of the Committee, however, the Performance Factor will be based on the Performance Scores for both the Core Business, as a whole, and their assigned Business Segment. Generally, for these employees, the Performance Factor will be based 50% on the Core Business Performance Score and 50% on their assigned Business Segment's Performance Score. However, for those employees assigned principally to the Agency Business Segment who are designated by or under the direction of the Committee, the Performance Factor will be based 50% on the Core Business Performance Score, 25% on the Agency Business Segment Performance Score and 25% on the Performance Score for his or her assigned Sub-Unit of the Agency Business Segment. With respect to each of the IT Business Leaders selected by the Designated Executives, the Performance Factor will be based on both the Core Business Performance Score and the Business Segment Performance Score of his or her assigned Business Segment, in such ratio or otherwise weighted as shall be determined by or under the direction of the Committee.

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                  Except as otherwise determined by the Committee, for members of the Direct Business Leadership Group, the Performance Factor will be based 50% on the Core Business Performance Score, 25% on the Direct Business Performance Score (Standard Performance Computation) and 25% on the Direct Business Performance Score (Modified Performance Computation).

                  The Performance Score for each Performance Component will be multiplied by the assigned weighting factor to produce a Weighted Performance Score. The sum of the Weighted Performance Scores equals the Performance Factor. The final Performance Factor can vary from 0 to 2.0, based on actual performance versus the pre-established objectives. The Performance Factor cannot exceed 2.0, regardless of results.

7. Subject to Paragraph 8 below, no later than December 31 of each Plan year, each participant will receive an initial payment in respect of his or her Annual Gainsharing Payment for that Plan year equal to 75% of an amount calculated on the basis of Paid Earnings for the first 24 pay periods of the Plan year, estimated earnings for the remainder of the Plan year, performance data through the first 11 months of the Plan year (estimated, if necessary) and forecasted operating results for the remainder of the Plan year. No later than February 15 of the following year, each participant will receive the balance of his or her Annual Gainsharing Payment, if any, for such Plan year, based on his or her Paid Earnings and performance data for the entire Plan year.

         Any Plan participant who is then eligible to participate in The Progressive Corporation Executive Deferred Compensation Plan ("Deferral Plan") may elect to defer all or a portion of the Annual Gainsharing Payment otherwise payable to him/her under this Plan, subject to and in accordance with the terms of the Deferral Plan.

8. Unless otherwise determined by the Committee, and except as expressly provided herein, in order to be entitled to receive an Annual Gainsharing Payment for any Plan year, the participant must be assigned to the Core Business or a participating business unit or support function, and be an active employee of the Company, on November 30 of the Plan year ("Qualification Date"). Individuals who are hired on or after December 1 of any Plan year are not entitled to an Annual Gainsharing Payment for that Plan year.

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         Any participant who is on a leave of absence covered by the Family and
         Medical Leave Act of 1993, personal leave of absence with the approval of the Company, military leave or short or long-term disability on the Qualification Date with respect to any Plan year will be entitled to receive an Annual Gainsharing Payment for such Plan year, calculated as provided in Paragraphs 3 through 6 above and based on the amount of Paid Earnings received by such participant during the Plan year.

         Annual Gainsharing will be net of any legally required deductions for federal, state and local taxes and other items.

9. The right to any Annual Gainsharing Payment hereunder may not be sold, transferred, assigned or encumbered by any participant. Nothing herein shall prevent any participant's interest hereunder from being subject to involuntary attachment, levy or other legal process.

10. The Plan shall be administered by or under the direction of the Committee. The Committee shall have the authority to adopt, amend, revise and repeal such rules, guidelines, procedures and practices governing the Plan as it shall, from time to time, in its sole discretion, deem advisable.

         The Committee shall have full authority to determine the manner in which the Plan will operate, to interpret the provisions of the Plan and to make all determinations hereunder. All such interpretations and determinations shall be final and binding on Progressive, all Plan participants and all other parties. No such interpretation or determination shall be relied on as a precedent for any similar action or decision.

         Unless otherwise determined by the Committee, all of the authority of the Committee hereunder (including, without limitation, the authority to administer the Plan, select the persons entitled to participate herein, interpret the provisions thereof, waive any of the requirements specified herein and make determinations hereunder and to select, establish, change or modify Performance Components and their respective weighting factors, performance targets and Target Percentages) may be exercised by the Designated Executives. In the event of a dispute or conflict, the determination of the Committee will govern.

11. The Plan may be terminated, amended or revised, in whole or in part, at any time and from time to time by the Committee, in its sole discretion.

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12.      The Plan will be unfunded and all payments due under the Plan shall be made from Progressive's general assets.

13. Nothing in the Plan shall be construed as conferring upon any person the right to remain a participant in the Plan or to remain employed by Progressive, nor shall the Plan limit Progressive's right to discipline or discharge any of its officers or employees or change any of their job titles, duties or compensation.

14. Progressive shall have the unrestricted right to set off against or recover out of any Annual Gainsharing Payment or other sums owed to any participant under the Plan any amounts owed by such participant to Progressive.

15. This Plan supersedes all prior plans, agreements, understandings and arrangements regarding bonuses or other cash incentive compensation payable to participants by or due from Progressive. Without limiting the generality of the foregoing, this Plan supersedes and replaces The Progressive Corporation 2003 Gainsharing Plan (the "Prior Plan"), which is and shall be deemed to be terminated as of December 27, 2003 (the "Termination Date"); provided, that any bonuses or other sums earned and payable under the Prior Plan with respect to any Plan year ended on or prior to the Termination Date shall be unaffected by such termination and shall be paid to the appropriate participants when and as provided thereunder.

16. This Plan is adopted, and is to be effective, as of December 28, 2003, which is the commencement of Progressive's 2004 Plan year. This Plan shall be effective for the 2004 Plan year (which coincides with Progressive's 2004 fiscal year) and for each Plan year thereafter unless and until terminated by the Committee.

17. This Plan shall be interpreted and construed in accordance with the laws of the State of Ohio.

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